EXHIBIT 10.2

                   AMENDED AND RESTATED FORBEARANCE AGREEMENT

         THIS AMENDED AND RESTATED FORBEARANCE AGREEMENT (this "AGREEMENT") is entered into as of September 24, 2009 between Ivivi Technologies, Inc., a New Jersey corporation (the "COMPANY"), and Emigrant Capital Corp, a Delaware corporation (the "LENDER"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement dated as of April 7, 2009 between the Company and the Lender (the "LOAN AGREEMENT").

                                    RECITALS
                                    --------

         A. The Company and the Lender have entered into the Loan Agreement.

         B. An Event of Default has occurred (or shall occur) (i) under Section 9.1(i) of the Loan Agreement as a result of the Company's failure to repay the principal of the Loans on the Maturity Date, (ii) under Section 9.1(c) of the Loan Agreement as a result of the Company's failure to deliver to the Lender within the time period specified in Section 8.1(c)(ii)of the Loan Agreement the quarterly financial information required by such Section 8.1(c)(ii) for the fiscal quarter ended June 30, 2009, (iii) under Section 9.1(c) of the Loan Agreement as a result of the Company's failure to deliver to the Lender within the time period specified in Section 8.1(c)(iii) of the Loan Agreement the monthly financial information required by such Section 8.1(c)(iii) for July 2009 (and an Event of Default will occur under Section 9.1(c) of the Loan Agreement as a result of the Company's expected failure to deliver to the Lender within the time period specified in Section 8.1(c)(iii) of the Loan Agreement the monthly financial information required by such Section 8.1(c)(iii) for August and September 2009) and (iv) under Section 9.1(b) of the Loan Agreement as a result of the Company's failure to file its quarterly report on Form 10-Q within the time period specified by applicable law, as required by Section 8.1(f) of the Loan Agreement (the Events of Default described in the foregoing clauses
(i), (ii), (iii) and (iv) are hereinafter referred to collectively as the "SPECIFIED DEFAULTS").

         C. The Company and the Lender have heretofore entered into a Forbearance Agreement, dated as of August 31, 2009 (as amended by that certain letter agreement, dated September 9, 2009, that certain letter agreement, dated September 14, 2009, and that certain letter agreement, dated September 16, 2009, the "ORIGINAL FORBEARANCE AGREEMENT").

         D. The Company, Ivivi Technologies, LLC and Ajax Capital LLC are, contemporaneously with the execution of this Agreement, entering into an Asset Purchase Agreement, dated as of even date hereof (the "PURCHASE Agreement").

         E. In connection with the entry by the Company into the Purchase Agreement, the Company has requested that the Original Forbearance Agreement be amended and restated to provide that, among other things, the Lender agrees to forbear for the period of time set forth below from exercising its rights and remedies arising solely in connection with the Specified Defaults.

         F. The Lender has agreed to do so, but only pursuant to the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Forbearance Agreement be, and hereby is, amended and restated in its entirety as herein set forth:

         1. ESTOPPEL, ACKNOWLEDGEMENT AND REAFFIRMATION. The Company hereby acknowledges and agrees that (i) the Specified Defaults currently exist and have not been waived by the Lender, (ii) the Company is indebted and liable to the Lender in the aggregate principal amount of $2,500,000.00 in respect of the Loans, plus interest, fees, expenses (including but not limited to attorneys' and financial advisors' fees that are reimbursable under the Loan Agreement), charges and all other obligations incurred in connection therewith as provided in the Loan Agreement or any Loan Document, and (iii) such amounts outstanding under the Loan Agreement constitute valid and subsisting obligations of the Company to the Lender that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Company hereby (i) acknowledges and affirms its obligations under the Loan Documents to which it is a party, (ii) acknowledges and affirms the Liens created and granted by the Company in the Loan Documents and (iii) agrees that this Agreement shall in no manner adversely affect or impair such Liens.

         2. FORBEARANCE. Subject to the terms and conditions set forth herein, the Lender hereby agrees that, during the period commencing on the date hereof to (but excluding) the earlier of (a) November 30, 2009 and (b) the date that a Forbearance Termination Event occurs (such period, the "FORBEARANCE PERIOD"), the Lender shall forbear from (i) declaring the Loans, all interest thereon and all other amounts payable under the Loan Documents to be due and payable as a result of the occurrence of the Specified Defaults and (ii) instituting any judicial or non-judicial action or proceeding to enforce or obtain payment of the Loans or to enforce the Lender's Liens as a result of the Specified Defaults. The Borrower agrees that, during the Forbearance Period, the outstanding principal amount of the Note shall bear interest at a rate per annum equal to the lesser of (i) 18% and (ii) the maximum rate permitted by law. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Lender to forbear from exercising any of the rights or remedies available to it under the Loan Documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Lender) with respect to the Specified Defaults upon or after the termination of the Forbearance Period. In addition, nothing herein shall be construed to constitute an agreement by the Lender to forbear from exercising any rights and remedies available to it under the Loan Documents as a result of any Default or Event of Default that may exist on or after the date hereof, other than the Specified Defaults. Except as expressly set forth in this Agreement, this Agreement shall not operate as a waiver, amendment or modification of any Loan Document.

         3. FORBEARANCE TERMINATION EVENTS. As used herein, a "FORBEARANCE TERMINATION EVENT" shall mean the occurrence of any of the following: (i) any failure by the Company to comply with any of the terms of this Agreement, (ii) the exercise of any remedies by any lender (or the administrative or collateral agent on behalf of such lender) with respect to any other Indebtedness for borrowed money of the Company, (iii) the entry of any final judgment or settlement of any lawsuit or proceeding by or on behalf of a holder or holders of any other Indebtedness for borrowed money of the Company against the Company to receive payments in connection with such Indebtedness, (iv) the making of any


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

payment made by the Company or any of its subsidiaries (a) in cash in respect of any Indebtedness for borrowed money of the Company other than the Loans or (b) of an extraordinary nature to members of the Company's management, including, without limitation, bonuses or other forms of additional cash compensation, (v) the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement, (vi) the Company failing to consummate the Closing (as defined in the Purchase Agreement) within three business days following the receipt of the Company Shareholder Approval (as defined in the Purchase Agreement), or (vii) the termination or abandonment of the Purchase Agreement by any party thereto (whether pursuant to Article VIII of the Purchase Agreement or otherwise).

         4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Lender that:

              (a) Upon giving effect to this Agreement (a) no Default or Event of Default exists (other than the Specified Defaults), (b) all of the representations and warranties set forth in the Security Documents or in Sections 5.1, 5.4, 5.5, 5.7 and 5.27 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they are true and correct as of such earlier date), and (c) all of the representations and warranties of the Company set forth in the Purchase Agreement are true and correct in all respects as of the date hereof (except to the extent any such representation or warranty speaks as of a specific date, in which case it shall continue to be true and correct as of such date); and

              (b) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of its organizational documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (x) any contractual obligation to which the Company is a party or affecting the Company or its properties or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any applicable law. The Company is in compliance with all contractual obligations referred to in clause (b)(x) above, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Company of this Agreement.

         5. COVENANTS. The Company hereby covenants and agrees that:

              (a) The Company will take all actions necessary to satisfy all of the conditions to the Closing (as defined in the Purchase Agreement) which are conditions to Ivivi Technologies, LLC's obligation to close as soon as reasonably practicable following the date hereof;

              (b) The Company will take all actions necessary to obtain the Company Shareholder Approval (as defined in the Purchase Agreement) as soon as reasonably practicable following the date hereof;

              (c) The Company will take all actions necessary to cause the Closing (as defined in the Purchase Agreement) to occur within three business days following the receipt of the Company Shareholder Approval (as defined in the Purchase Agreement);

              (d) The Company will comply with each of, and will not breach or violate any of, the covenants and agreements of the Company set forth in the Purchase Agreement;

              (e) The Company will not amend, supplement, restate or otherwise modify the Purchase Agreement in any manner, and will not consent to or otherwise approve any of the foregoing, in each case, without the Lender's prior written consent;

              (f) The Company will not waive, surrender or abandon any of its rights under the Purchase Agreement without the Lender's prior written consent; and

              (g) The Company will not terminate or abandon, and the Company will not consent to or otherwise approve any termination or abandonment of, the Purchase Agreement (whether pursuant to Article VIII of the Purchase Agreement or otherwise). Notwithstanding the foregoing; this clause (g) shall not restrict the ability of the Company to terminate the Purchase Agreement pursuant to Section 8.1(c)(ii) of the Purchase Agreement; provided that (i) the Company shall have provided to the Lender a true and complete copy of the Superior Proposal (as such term is defined in the Purchase Agreement) prior to its termination of the Purchase Agreement pursuant to Section 8.1(c)(ii) of the Purchase Agreement and (ii) the Lender shall be satisfied, in its sole discretion, that (x) the closing of the transaction contemplated by the Superior Proposal will occur prior to November 30, 2009, and (y) upon the closing of the transaction contemplated by the Superior Proposal, the Company will repay in cash in full the Loans, all interest thereon and all other amounts due and payable pursuant to the Loan Documents (the "PAYOFF AMOUNT"). In such event, the Superior Proposal shall be substituted for the Purchase Agreement for purposes of this Agreement.

         6. FORFEITURE AND CANCELLATION OF WARRANTS. In the event that (x) the transactions contemplated by the Purchase Agreement shall close on or prior to the expiration or termination of the Forbearance Period as amended from time to time in accordance with this Agreement, if applicable, and (y) concurrently with the closing of such transactions, the Lender shall receive repayment or payment, as applicable, in full of all Loans, all interest thereon and all other amounts due and payable pursuant to the Loan Documents, the Lender hereby acknowledges and agrees that, effective concurrently with the repayment or payment, as applicable, of the amounts specified in CLAUSE (Y) above, that certain Warrant No. W-1, dated April 7, 2009, issued by the Company to the Lender, and all rights of the Lender thereunder, shall be forfeited and cancelled.

         7. EXCESS AMOUNT. In the event that the transactions contemplated by the Purchase Agreement or any Superior Proposal shall be consummated and, in connection therewith, the Company shall receive a purchase price in excess of $3,150,000 (the amount by which such purchase price exceeds $3,150,000, the "EXCESS AMOUNT"), the Company agrees to pay to the Lender, on the date of the closing of the transactions contemplated by the Purchase Agreement or such Superior Proposal, in addition to all amounts payable under, or in respect of, the Loans, the Note and the other Loan Documents, an amount in cash equal to lesser of (x) 20% of the Excess Amount or (y) $175,000 (such payment, the "EXCESS AMOUNT PAYMENT"); provided, however, that, in the event that, pursuant to the terms of the Purchase Agreement or such Superior Proposal, the Excess Amount is payable to the Company in the form of stock or other equity interests rather than in cash, then, so long as the Lender shall receive, on the date of the closing of the transactions contemplated by the Purchase Agreement or such Superior Proposal, an amount in cash equal to the Payoff Amount in full satisfaction of the Company's obligations to the Lender in respect of the Loans and all interest therein, the Company may make the Excess Amount Payment to the Lender in respect thereof in the form of such stock or other equity interests received by the Company or its shareholders (with such stock or other equity interests being valued, and the calculation of the Excess Amount payable to the Company in respect thereof being determined, in good faith by the Board of Directors of the Company).

         8. RELEASE. In partial consideration of the Lender's willingness to enter into this Agreement, the Company hereby releases the Lender and its officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof.

         9. EXPENSES. The Company agrees to pay, immediately upon demand or invoice, all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation of this Agreement and any amendments, modifications or waivers of the provisions of any Loan Document or incurred by the Lender in connection with the enforcement or protection of its rights under this Agreement, the Loan Agreement or any other Loan Document, including in each case the fees and disbursements of any counsel acting on behalf of the Lender.

         10. SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         11. REMEDIES. The Company agrees that irreparable damage to the Lender would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Lender shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, such remedies being in addition to any other remedy to which the Lender is entitled at law or in equity. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         12. ENTIRETY. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

         13. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. This Agreement may be executed by facsimile signatures or by delivery of an executed signature page via electronic mail.

         14. SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         15. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         16. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         17. LOAN DOCUMENT. This Agreement is a Loan Document for all purposes.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Forbearance Agreement to be duly executed as of the date first above written.

                                    IVIVI TECHNOLOGIES, INC.



                                    By:  /s/ Andre' DiMino
                                         ---------------------------------------
                                         Name: Andre' DiMino
                                         Title: Executive Vice President


                                    EMIGRANT CAPITAL CORP.


                                    By:  /s/ Kenneth L. Walters
                                         ---------------------------------------
                                         Name: Kenneth L. Walters
                                         Title: Senior Managing Director






         [Signature Page to Amended and Restated Forbearance Agreement]


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